Exhibit 99.1

Ivanhoe Energy Responds to Recent Trading Activity

CALGARY, July 17, 2014 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; NASDAQ: IVAN) today provided brief commentary on its business affairs and a response to the recent trading activity in its share price.

The company is not aware of any specific factors, other than what has been previously disclosed in its public filings or news releases, which would result in the recent decrease in the share price.

In terms of project updates, the potential joint venture in Ecuador, while delayed, remains a key focus for all parties involved.  The timeline for completion has been longer than what Ivanhoe originally envisioned, but we hope to have clarity as to project advancement over the coming weeks.  Recent delays have been related to issues beyond the control of Ivanhoe.

Efforts regarding HTL commercialization continue to advance on all fronts. These efforts include discussions with certain parties in Colombia, Venezuela and other parts of Latin America, and Canada. The company remains keenly focused on delivering on the value potential of the partial upgrading technology.

The company is also considering a number of options to enhance its corporate treasury to fit its current expense structure.  The company is cognisant of its funding needs and continues to implement cost-reduction initiatives.

Further announcements on all fronts are anticipated over the coming weeks and months.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth in its reserves and production using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). Core operations are in Canada, United States, and Ecuador, with business development opportunities worldwide. Ivanhoe Energy trades on the Toronto Stock Exchange with the ticker symbol IE and on the NASDAQ Capital Market with the ticker symbol IVAN. For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to the potential for commercialization and future application of the heavy oil upgrading technology and other technologies, statements relating to the continued advancement of Ivanhoe Energy's projects, statements relating to the timing and amount of proceeds of agreed upon and contemplated disposition transactions, statements relating to anticipated capital expenditures,  statements relating to the timing and success of regulatory review applications, and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, new product development will not proceed as planned, the HTL® technology to upgrade bitumen and heavy oil may not be commercially viable, geological conditions in reservoirs may not result in commercial levels of oil and gas production, the availability of drilling rigs and other support services, uncertainties about the estimates of reserves, the risk associated with doing business in foreign countries, environmental risks, changes in product prices, our ability to raise capital as and when required, our ability to complete agreed upon and planned asset dispositions, competition and other risks disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information:

Greg Phaneuf 1 (403) 817 1131
Bill Trenaman 1 (604) 331 9834
info@ivanhoeenergy.com

CO: Ivanhoe Energy Inc.

CNW 08:57e 17-JUL-14